Exhibit 99.2

Page
International Coal Group, Inc. Financial Statements (Unaudited)

Condensed Consolidated Balance Sheets as of March 31, 2011 and December 31, 2010	F-1

Condensed Consolidated Statements of Operations for the three months ended March 31, 2011 and 2010	F-2

Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2011 and 2010	F-3

Notes to Condensed Consolidated Financial Statements	F-4

INTERNATIONAL COAL GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2011	2010
	(unaudited)
	(dollars in thousands, except per share amounts)

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$186,566	$215,276
Accounts receivable, net of allowances of $1,334 and $1,005	111,210	82,557
Inventories, net	80,724	70,029
Deferred income taxes	1,420	13,563
Prepaid insurance	6,827	8,500
Income taxes receivable	682	129
Prepaid expenses and other	13,932	10,543

Total current assets	401,361	400,597
PROPERTY, PLANT, EQUIPMENT AND MINE DEVELOPMENT, net	1,051,064	1,040,118
DEBT ISSUANCE COSTS, net	8,937	11,998
ADVANCE ROYALTIES, net	21,639	16,037
OTHER NON-CURRENT ASSETS	12,008	10,947

Total assets	$1,495,009	$1,479,697

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$80,294	$78,899
Short-term debt	1,598	2,797
Current portion of long-term debt and capital lease	103,527	17,928
Current portion of reclamation and mine closure costs	8,364	8,414
Current portion of employee benefits	3,831	3,831
Accrued expenses and other	47,582	61,092

Total current liabilities	245,196	172,961
LONG-TERM DEBT AND CAPITAL LEASE	228,437	308,422
RECLAMATION AND MINE CLOSURE COSTS	71,541	70,730
EMPLOYEE BENEFITS	84,129	81,868
DEFERRED INCOME TAXES	46,515	60,452
BELOW-MARKET COAL SUPPLY AGREEMENTS	25,934	26,823
OTHER NON-CURRENT LIABILITIES	43,921	4,176

Total liabilities	745,673	725,432
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock — par value $0.01, 200,000,000 shares authorized, none issued	—	—
Common stock — par value $0.01, 2,000,000,000 shares authorized, 204,210,833 and 204,155,827 shares issued and outstanding, respectively, as of March 31, 2011 and 203,870,564 and 203,824,372 shares issued and outstanding, respectively, as of December 31, 2010	2,042	2,038
Treasury stock	(309)	(216)
Additional paid-in capital	852,812	851,440
Accumulated other comprehensive loss	(3,353)	(3,459)
Retained deficit	(101,920)	(95,602)

Total International Coal Group, Inc. stockholders’ equity	749,272	754,201
Noncontrolling interest	64	64

Total stockholders’ equity	749,336	754,265

Total liabilities and stockholders’ equity	$1,495,009	$1,479,697

See notes to condensed consolidated financial statements.

INTERNATIONAL COAL GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31,
	2011	2010
	(unaudited)
	(dollars in thousands, except per share amounts)

REVENUES:
Coal sales revenues	$283,711	$270,490
Freight and handling revenues	7,152	9,377
Other revenues	11,126	8,727

Total revenues	301,989	288,594
COSTS AND EXPENSES:
Cost of coal sales	217,964	220,065
Freight and handling costs	7,152	9,377
Cost of other revenues	7,342	7,181
Depreciation, depletion and amortization	25,656	26,397
Selling, general and administrative	51,152	8,585
Gain on sale of assets, net	(6,723)	(3,481)

Total costs and expenses	302,543	268,124

Income (loss) from operations	(554)	20,470
INTEREST AND OTHER EXPENSE:
Loss on extinguishment of debt	—	(21,987)
Interest expense, net	(8,110)	(13,300)

Total interest and other expense	(8,110)	(35,287)

Loss before income taxes	(8,664)	(14,817)
INCOME TAX BENEFIT	2,357	5,965

Net loss	(6,307)	(8,852)
Net income attributable to noncontrolling interest	(11)	—

Net loss attributable to International Coal Group, Inc.	$(6,318)	$(8,852)

Earnings per share:
Basic	$(0.03)	$(0.05)
Diluted	$(0.03)	$(0.05)
Weighted-average common shares outstanding:
Basic	202,699,052	181,382,766
Diluted	202,699,052	181,382,766

See notes to condensed consolidated financial statements.

INTERNATIONAL COAL GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
	2011	2010
	(unaudited)
	(dollars in thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(6,307)	$(8,852)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation, depletion and amortization	25,656	26,397
Loss on extinguishment of debt	—	21,987
Amortization and write-off of deferred finance costs and debt discount	1,458	3,158
Amortization of accumulated employee benefit obligations	172	(7)
Compensation expense on share based awards	1,218	984
Gain on sale of assets, net	(6,723)	(3,481)
Provision for bad debt	329	(79)
Deferred income taxes	(1,860)	(7,583)
Changes in Assets and Liabilities:
Accounts receivable	(18,813)	(24,463)
Inventories	(10,695)	3,914
Prepaid expenses and other	(2,269)	856
Other non-current assets	(4,530)	761
Accounts payable	912	5,425
Accrued expenses and other	(13,510)	(16,133)
Reclamation and mine closure costs	761	(339)
Other liabilities	42,067	2,890

Net cash from operating activities	7,866	5,435
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from the sale of assets	245	1,000
Additions to property, plant, equipment and mine development	(31,106)	(20,635)
Withdrawals of restricted cash	394	8,854
Distribution to joint venture	(11)	—

Net cash from investing activities	(30,478)	(10,781)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments on short-term debt	(1,199)	(833)
Repayments on long-term debt and capital lease	(4,964)	(4,928)
Proceeds from convertible notes offering	—	115,000
Proceeds from senior notes offering	—	198,596
Proceeds from common stock offering	—	102,453
Repurchases of senior notes	—	(181,612)
Purchases of treasury stock	(93)	(11)
Proceeds from stock options exercised	158	—
Debt issuance costs	—	(14,243)

Net cash from financing activities	(6,098)	214,422

NET CHANGE IN CASH AND CASH EQUIVALENTS	(28,710)	209,076
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	215,276	92,641

CASH AND CASH EQUIVALENTS, END OF PERIOD	$186,566	$301,717

Supplemental information:
Cash paid for interest (net of amount capitalized)	$12,203	$21,837

Cash received for income taxes	$—	$1,076

Supplemental disclosure of non-cash items:
Issuance of common stock in exchange for convertible notes	$—	$25,712

Purchases of property, plant, equipment and mine development through accounts payable	$16,364	$10,817

Purchases of property, plant, equipment and mine development through financing arrangements	$9,619	$2,538

See notes to condensed consolidated financial statements.

INTERNATIONAL COAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
March 31, 2011
(Dollars in thousands, except per share amounts)

(1)	Basis of Presentation

The accompanying interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial reporting and include the accounts of International Coal Group, Inc. and its subsidiaries (the “Company”) and its controlled affiliates. Significant intercompany transactions, profits and balances have been eliminated in consolidation. The Company accounts for its undivided interest in coalbed methane wells using the proportionate consolidation method, whereby its share of assets, liabilities, revenues and expenses are included in the appropriate classification in the financial statements.

The accompanying interim condensed consolidated financial statements as of March 31, 2011 and for the three months ended March 31, 2011 and 2010, and the notes thereto, are unaudited. However, in the opinion of management, these financial statements reflect all normal, recurring adjustments necessary for a fair presentation of the results of the periods presented. The balance sheet information as of December 31, 2010 has been derived from the Company’s audited consolidated balance sheet. These statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010. The results of operations for the three months ended March 31, 2011 are not necessarily indicative of the results to be expected for future quarters or for the year ending December 31, 2011.

(2)	Summary of Significant Accounting Policies and General

In October 2009, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update 2009-13, Revenue Recognition (“ASU 2009-13”). ASU 2009-13 provides amendments to the criteria in Accounting Standards Codification Subtopic 605-24 for separating consideration in multiple-deliverable revenue arrangements. It establishes a hierarchy of selling prices to determine the selling price of each specific deliverable, which includes vendor-specific objective evidence if available, third-party evidence if vendor-specific objective evidence is not available or estimated selling price if neither of the first two are available. ASU 2009-13 also eliminates the residual method for allocating revenue between the elements of an arrangement and requires that arrangement consideration be allocated at the inception of the arrangement and expands the disclosure requirements regarding a vendor’s multiple-deliverable revenue arrangement. ASU 2009-13 is effective for fiscal years beginning on or after June 15, 2010. Adoption of ASU 2009-13 did not have a material impact on the Company’s financial position, results of operations or cash flows.

(3)	Inventories

Inventories consisted of the following:

	March 31,	December 31,
	2011	2010

Coal	$44,860	$37,126
Parts and supplies	38,213	35,288
Reserve for obsolescence — parts and supplies	(2,349)	(2,385)

Inventories, net	$80,724	$70,029

INTERNATIONAL COAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

(4)	Property, Plant, Equipment and Mine Development

Property, plant, equipment and mine development are summarized by major classification as follows:

	March 31,	December 31,
	2011	2010

Plant and equipment	$668,361	$655,014
Coal lands and mineral rights	586,827	586,618
Mine development	256,909	242,699
Land and land improvements	25,613	24,781
Coalbed methane well development costs	14,697	14,697

	1,552,407	1,523,809
Less accumulated depreciation, depletion and amortization	(501,343)	(483,691)

Property, plant, equipment and mine development, net	$1,051,064	$1,040,118

Depreciation, depletion and amortization expense related to property, plant, equipment and mine development for the three months ended March 31, 2011 and 2010 was $26,510 and $27,250, respectively.

(5)	Capital Restructuring

In March 2010, the Company completed public offerings of 24,444,365 shares of its common stock, par value $0.01 per share (the “Common Stock”), at a public offering price of $4.47 per share, $115,000 aggregate principal amount of 4.00% Convertible Senior Notes due 2017 (the “2017 Convertible Notes”) and $200,000 aggregate principal amount of 9.125% Senior Secured Second-Priority Notes due 2018 (the “2018 Senior Notes”) pursuant to a shelf registration statement deemed effective by the Securities and Exchange Commission on January 15, 2010.

During 2010, the Company used $169,458 of the net proceeds from the Common Stock and 2017 Convertible Notes offerings to finance the repurchase of $138,771 aggregate principal amount of its 9.00% Convertible Senior Notes due 2012 (the “2012 Convertible Notes”). The Company used $188,960 of the net proceeds from the 2018 Senior Notes offering to finance the repurchase of $175,000 aggregate principal amount of its 10.25% Senior Notes due 2014 (the “2014 Senior Notes”). The remaining proceeds were used for general corporate purposes. Additionally, the Company entered into a series of agreements to exchange a portion of its outstanding 2012 Convertible Notes for shares of common stock in December 2009. One exchange agreement, as amended, provided for closing of additional exchanges in January 2010. The Company recorded a loss on extinguishment of debt of $21,987 during the three months ended March 31, 2010 related to these debt repurchases and exchanges.

Additionally, in February 2010, the Company secured a new four-year $125,000 asset-based loan facility (the “ABL Loan Facility”) to replace its prior revolving credit facility which was set to expire in June 2011. The ABL Loan Facility provides additional borrowing capacity, contains minimal financial covenants and matures in February 2014. The ABL Loan Facility has been used primarily for issuing letters of credit that collateralize the Company’s reclamation bonds.

INTERNATIONAL COAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

(6)	Debt

Long-Term Debt and Capital Lease

Long-term debt and capital lease consisted of the following:

	March 31,	December 31,
	2011	2010

9.125% Senior Notes, due 2018, net of debt discount of $1,276 and $1,308, respectively	$198,724	$198,692
4.00% Convertible Senior Notes, due 2017, net of debt discount of $30,958 and $31,882, respectively	84,042	83,118
Equipment notes	47,790	42,730
9.00% Convertible Senior Notes, due 2012, net of debt discount of $24 and $28, respectively	707	703
Capital lease and other	701	1,107

Total	331,964	326,350
Less current portion	(103,527)	(17,928)

Long-term debt and capital lease	$228,437	$308,422

9.125% Senior Notes due 2018 — The obligations under the 2018 Senior Notes are fully and unconditionally guaranteed, jointly and severally, by all of the Company’s wholly-owned domestic subsidiaries other than subsidiaries that are designated as unrestricted subsidiaries. The 2018 Senior Notes and the guarantees are secured by a second-priority lien on, and security interest in, substantially all of the Company’s and the guarantors’ assets, junior to first-priority liens that secure the Company’s ABL Loan Facility and certain other permitted liens under the indenture that governs the notes. Interest on the 2018 Senior Notes is payable semi-annually in arrears on April 1st and October 1st of each year. Prior to April 1, 2014, the Company may redeem all or a part of the 2018 Senior Notes at a price equal to 100% of the principal amount plus an applicable “make-whole” premium and accrued and unpaid interest to the redemption date. The Company may redeem the 2018 Senior Notes, in whole or in part, beginning on April 1, 2014. The initial redemption price will be 104.563% of their aggregate principal amount, plus accrued and unpaid interest. The redemption price declines to 102.281% and 100.000% of their aggregate principal amount, plus accrued and unpaid interest, on April 1, 2015 and April 1, 2016 and thereafter, respectively. In addition, at any time and from time to time prior to April 1, 2013, the Company may redeem up to 35% of the 2018 Senior Notes at a redemption price equal to 109.125% of its principal amount plus accrued and unpaid interest using proceeds from sales of certain kinds of the Company’s capital stock. Upon the occurrence of a change of control or the sale of the Company’s assets, it may be required to repurchase some or all of the notes.

The indenture governing the 2018 Senior Notes contains covenants that limit the Company’s ability to, among other things, incur additional indebtedness, issue preferred stock, pay dividends, repurchase, repay or redeem its capital stock, make certain investments, sell assets and incur liens. As of March 31, 2011, the Company was in compliance with its covenants under the indenture.

4.00% Convertible Senior Notes due 2017 — The 2017 Convertible Notes are the Company’s senior unsecured obligations and are guaranteed jointly and severally on a senior unsecured basis by all of the Company’s material future and current domestic subsidiaries or that guarantee the ABL Loan Facility on a senior basis. The 2017 Convertible Notes and the related guarantees rank equal in right of payment to all of the Company’s and the guarantors’ respective existing and future unsecured senior indebtedness. Interest is payable semi-annually in arrears on April 1st and October 1st of each year.

INTERNATIONAL COAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

The 2017 Convertible Notes are convertible into the Company’s common stock at an initial conversion price, subject to adjustment, of $5.81 per share (approximating 172.0874 shares per one thousand dollar principal amount of the 2017 Convertible Notes). Holders may convert their notes at their option prior to January 1, 2017 only under the following circumstances: (i) during any calendar quarter after the calendar quarter ending September 30, 2010 (and only during that quarter), if the closing sale price of the Company’s common stock for each of 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 130% of the conversion price of such notes in effect on the last trading day of the immediately preceding calendar quarter; (ii) during the five consecutive business days immediately after any five consecutive trading day period, or the note measurement period, in which the trading price per note for each trading day of that note measurement period was equal to or less than 97% of the product of the closing sale price of shares of the Company’s common stock and the applicable conversion rate for such trading day; and (iii) upon the occurrence of specified corporate transactions. In addition, the notes will be convertible irrespective of the foregoing circumstances from, and including, January 1, 2017 to, and including, the business day immediately preceding April 1, 2017. Upon conversion, the Company will have the right to deliver cash, shares of its common stock or a combination thereof, at the Company’s election. If the Company elects to settle any excess conversion value of the 2017 Convertible Notes in cash, the holder will receive, for each one thousand dollar principal amount, the conversion rate multiplied by a 20-day average closing price of the common stock as set forth in the indenture beginning on the third trading day after the 2017 Convertible Notes are surrendered. At any time on or prior to the 23rd business day immediately preceding the maturity date, the Company may irrevocably elect to deliver solely shares of its common stock in respect of the Company’s conversion obligation or pay cash up to the aggregate principal amount of the notes to be converted and deliver shares of its common stock, cash or a combination thereof in respect of the remainder, if any, of the conversion obligation. It is the Company’s current intention to settle the principal amount of any notes converted in cash. The conversion rate, and thus the conversion price, will be subject to adjustment. A holder that surrenders notes for conversion in connection with a “make-whole fundamental change” that occurs before the maturity date may in certain circumstances be entitled to an increased conversion rate. For a discussion of the effects of the 2017 Convertible Notes on earnings per share, see Note 11.

The 2017 Convertible Notes became convertible at the option of holders beginning April 1, 2011 because the closing sale price of the Company’s common stock on the New York Stock Exchange exceeded $7.55 (130% of the conversion price of $5.81 per share) for each of 20 or more trading days in the period of 30 consecutive trading days ending on March 31, 2011. As a result, the Company has included the 2017 Convertible Notes in the current portion of long-term debt in its consolidated balance sheet as of March 31, 2011. Additionally, the Company has included debt issuance costs related to the 2017 Convertible Notes totaling $2,554 as a current asset in prepaid expenses and other in its consolidated balance sheet as of March 31, 2011. The Company will reassess the convertibility of the 2017 Convertible Notes, and the related balance sheet classification, on a quarterly basis. In the event that a holder exercises the right to convert its 2017 Convertible Notes, the Company will write-off a ratable portion of the associated debt issuance costs. In the event that a holder elects to convert its Convertible Note, the Company expects to fund any cash settlement of any such conversion from cash on hand.

As of March 31, 2011 and December 31, 2010, the equity component of the 2017 Convertible Notes was $20,786 and is included in additional paid-in capital. Interest expense resulting from amortization of the debt discount was $923 and $147 for the three months ended March 31, 2011 and 2010, respectively. Interest expense on the principal amount of the 2017 Convertible Notes was $1,150 and $192 for the three months ended March 31, 2011 and 2010, respectively. The Company has determined its non-convertible borrowing rate would have been 10.1% at issuance.

9.00% Convertible Senior Notes due 2012 — The 2012 Convertible Notes are the Company’s senior unsecured obligations and are guaranteed on a senior unsecured basis by the Company’s material current and future domestic subsidiaries. The 2012 Convertible Notes and the related guarantees rank equal in right of payment to all of the Company’s and the guarantors’ respective existing and future unsecured senior indebtedness. Interest is payable semi-annually in arrears on February 1st and August 1st of each year.

INTERNATIONAL COAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

The principal amount of the 2012 Convertible Notes is payable in cash and amounts above the principal amount, if any, will be convertible into shares of the Company’s common stock or, at the Company’s option, cash. The 2012 Convertible Notes are convertible at an initial conversion price, subject to adjustment, of $6.10 per share (approximating 163.8136 shares per one thousand dollar principal amount of the 2012 Convertible Notes). The 2012 Convertible Notes are convertible upon the occurrence of certain events, including (i) prior to February 12, 2012 during any calendar quarter after September 30, 2007, if the closing sale price per share of the Company’s common stock for each of 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 130% of the conversion price in effect on the last trading day of the immediately preceding calendar quarter; (ii) prior to February 12, 2012 during the five consecutive business days immediately after any five consecutive trading day period in which the average trading price for the notes on each day during such five trading day period was equal to or less than 97% of the closing sale price of the Company’s common stock on such day multiplied by the then current conversion rate; (iii) upon the occurrence of specified corporate transactions; and (iv) at any time from, and including February 1, 2012 until the close of business on the second business day immediately preceding August 1, 2012. In addition, upon events defined as a “fundamental change” under the 2012 Convertible Notes indenture, the Company may be required to repurchase the 2012 Convertible Notes at a repurchase price in cash equal to 100% of the principal amount of the notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date. If the Company elects to settle any excess conversion value of the 2012 Convertible Notes in cash, the holder will receive, for each one thousand dollar principal amount, the conversion rate multiplied by a 20-day average closing price of the common stock as set forth in the indenture beginning on the third trading day after the 2012 Convertible Notes are surrendered. In addition, if conversion occurs in connection with certain changes in control, the Company may be required to deliver additional shares of the Company’s common stock (a “make-whole” premium) by increasing the conversion rate with respect to such notes. For a discussion of the effects of the 2012 Convertible Notes on earnings per share, see Note 11.

The 2012 Convertible Notes became convertible at the option of holders beginning April 1, 2011 because the closing sale price of the Company’s common stock on the New York Stock Exchange exceeded $7.93 (130% of the conversion price of $6.10 per share) for each of 20 or more trading days in the period of 30 consecutive trading days ending on March 31, 2011. As a result, the Company has included the 2012 Convertible Notes in the current portion of long-term debt in its consolidated balance sheet as of March 31, 2011. Additionally, the Company has included debt issuance costs related to the 2012 Convertible Notes totaling $8 as a current asset in prepaid expenses and other in its consolidated balance sheet as of March 31, 2011. The Company will reassess the convertibility of the 2012 Convertible Notes, and the related balance sheet classification, on a quarterly basis. In the event that a holder exercises the right to convert its 2012 Convertible Notes, the Company will write-off a ratable portion of the associated debt issuance costs. In the event that a holder elects to convert its Convertible Note, the Company expects to fund any cash settlement of any such conversion from cash on hand.

As of March 31, 2011 and December 31, 2010, the equity component of the 2012 Convertible Notes was $44 and is included in additional paid-in capital. Interest expense resulting from amortization of the debt discount was $4 and $705 for the three months ended March 31, 2011 and 2010, respectively. Interest expense on the principal amount of the 2012 Convertible Notes was $16 and $3,200 for the three months ended March 31, 2011 and 2010, respectively. The Company has determined its non-convertible borrowing rate would have been 11.7% at issuance.

Asset-Based Loan Facility — The ABL Loan Facility is a $125,000 senior secured facility with a four-year term, all of which is available for loans or the issuance of letters of credit. Subject to certain conditions, at any time prior to maturity, the Company will be able to elect to increase the size of the ABL Loan Facility, up to a maximum of $200,000. Availability under the ABL Loan Facility is determined using a borrowing base calculation. The ABL Loan Facility is guaranteed by all of the Company’s current and future wholly-owned subsidiaries and secured by a first priority security interest on all of the Company’s and each of the Company’s guarantors’ existing and after-acquired real and personal property, including all outstanding equity interests of the Company’s wholly-owned subsidiaries. The ABL Loan Facility has a maturity date of February 22, 2014. As of March 31, 2011, the Company

INTERNATIONAL COAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

had a borrowing capacity of $125,000 under the ABL Loan Facility with no borrowings outstanding, letters of credit totaling $85,775 outstanding and $39,225 available for future borrowing, and was in compliance with its financial covenants under the ABL Loan Facility. The ABL Loan Facility was amended on May 6, 2010 for minor technical corrections.

Equipment Notes — The equipment notes, having various maturity dates extending to February 2016, are collateralized by mining equipment. As of March 31, 2011, the Company had amounts outstanding with terms ranging from 36 to 60 months and a weighted-average interest rate of 7.16%. As of March 31, 2011, the Company had a borrowing capacity of $12,985 available under a $50,000 revolving equipment credit facility for terms from 36 to 60 months at interest rates ranging from 5.35% to 6.15%.

Capital Lease and Other — The Company leases certain mining equipment under a capital lease. The Company imputed interest on its capital lease using a rate of 10.44%.

Short-Term Debt

The Company finances the majority of its annual insurance premiums with the related obligation included in short-term debt. The weighted-average interest rate applicable to the notes was 2.01% at March 31, 2011. As of March 31, 2011 and December 31, 2010, the Company had $1,598 and $2,797, respectively, outstanding related to insurance financing.

(7)	Income Taxes

The effective income tax rates applied to the three months ended March 31, 2011 and 2010 were calculated using estimated annual effective rates based on projected earnings for the respective years, exclusive of discrete items. The effective income tax rate for the three months ended March 31, 2011 increased to 27% from an effective income tax rate of 4% applied to the three months ended March 31, 2010, primarily attributable to an increase in forecasted annual pre-tax book income and a decrease in forecasted income tax deductions for depletion of mineral rights due to the impact of bonus depreciation.

Discrete items that only impacted the three months ended March 31, 2010 were excluded from the estimated annual effective tax rate applied to that period. The net tax benefit related to the discrete items of $6,268 was comprised of tax benefits of $6,288 for the loss on the repurchase of 2014 Senior Notes, $638 for the loss on exchanges of 2012 Convertible Notes and $171 for other miscellaneous discrete items, as well as tax expense of $829 related to the Health Care Reform and Education Reconciliations Act taxation of Medicare Part D. There were no significant discrete items excluded from the estimated annual effective rate for the three months ended March 31, 2011.

(8)	Employee Stock Awards

The Company’s Amended and Restated 2005 Equity and Performance Incentive Plan (the “Plan”) permits the granting of stock options, restricted shares, stock appreciation rights, restricted share units, performance shares or performance units to its employees for up to 18,000,000 shares of common stock. Option awards are generally granted with an exercise price equal to the market price of the Company’s stock at the date of grant and have 10-year contractual terms. The option and restricted stock awards generally vest in equal annual installments of 25% over a four-year period. The Company recognizes expense related to the awards on a straight-line basis over the vesting period of each separately vesting portion of the awards as if the awards were, in substance, multiple awards. The Company issues new shares upon the exercise of option awards.

INTERNATIONAL COAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

The Black-Scholes option pricing model was used to calculate the estimated fair value of the options granted. The estimated grant-date fair value of the options granted during the three months ended March 31, 2011 and 2010 was calculated using the following assumptions:

	March 31,
	2011	2010

Expected term (in years)	5-7.5	5-7.5
Expected volatility	65.2% - 67.4%	50.8% - 67.4%
Weighted-average expected volatility	65.3%	67.4%
Risk-free rate	1.9% - 2.9%	2.4% - 3.1%
Expected dividends	—	—

The Company estimated forfeiture rates of 5.50% for both the three months ended March 31, 2011 and 2010.

The Company estimates volatility using both historical and market data. The expected option term is based on historical data and exercise behavior. The risk-free interest rates are based on the rates of zero coupon U.S. Treasury bonds with similar maturities on the date of grant. The estimated forfeiture rates were determined based on historical forfeitures and turnover of the Company’s employees eligible under the plan.

Share based employee compensation expense of $758 and $612, net of tax of $460 and $372, related to stock awards outstanding was included in earnings for the three months ended March 31, 2011 and 2010, respectively.

A summary of the Company’s outstanding options as of March 31, 2011, and changes during the three months ended March 31, 2011, is as follows:

			Weighted-
			Average
		Weighted-	Remaining
		Average	Contractual	Aggregate
		Exercise	Term	Intrinsic
Options	Shares	Price	(years)	Value

Outstanding at January 1, 2011	5,739,583	$4.91
Granted	663,873	9.10
Exercised	(33,489)	4.73
Forfeited	(3,037)	8.62
Expired	(2,852)	5.47

Outstanding at March 31, 2011	6,364,078	5.35	7.32	$37,907

Vested or expected to vest at March 31, 2011	6,019,519	5.42	7.26	35,410

Exercisable at March 31, 2011	2,865,775	6.91	5.94	12,588

The weighted-average grant-date fair value of options granted during the three months ended March 31, 2011 and 2010 was $5.62 and $2.60, respectively. The total intrinsic value of options exercised during the three months ended March 31, 2011 was $162. There were no options exercised during the three months ended March 31, 2010.

INTERNATIONAL COAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

A summary of the status of the Company’s nonvested restricted stock awards as of March 31, 2011, and changes during the three months ended March 31, 2011, is as follows:

		Weighted-
		Average Grant-
		Date
Nonvested Shares	Shares	Fair Value

Nonvested at January 1, 2011	1,145,006	$3.17
Granted	307,301	9.11
Vested	(40,017)	6.40
Forfeited	(2,136)	8.64

Nonvested at March 31, 2011	1,410,154	4.37

The weighted-average grant-date fair value of restricted stock granted during the three months ended March 31, 2011 and 2010 was $9.11 and $4.11, respectively. The total fair value of restricted stock vested during the three months ended March 31, 2011 and 2010 was $256 and $261, respectively.

A summary of the Company’s nonvested restricted share unit awards as of March 31, 2011, and changes during the three months ended March 31, 2011, is as follows:

		Weighted-
		Average Grant-
		Date
Restricted Share Units	Shares	Fair Value

Nonvested at January 1, 2011	—	$—
Granted	38,507	9.09
Vested	(38,507)	9.09
Forfeited	—	—

Nonvested at March 31, 2011	—	—

The weighted-average grant-date fair value of restricted share units granted during the three months ended March 31, 2011 and 2010 was $9.09 and $4.11, respectively. The total fair value of restricted share units vested during both of the three months ended March 31, 2011 and 2010 was $350.

As of March 31, 2011, there was $10,834 of unrecognized compensation cost related to non-vested share based awards that is expected to be recognized over a weighted-average period of 3.3 years.

The Plan provides recipients the ability to satisfy tax obligations upon vesting of shares of restricted stock by having the Company withhold a portion of the shares otherwise deliverable to the recipients. During the three months ended March 31, 2011 and 2010, the Company withheld 8,814 shares and 2,627 shares of common stock, respectively, from employees in connection with tax withholding obligations. The value of the common stock that was withheld was based upon the closing price of the common stock on the applicable vesting dates. Such shares were included in treasury stock in the Company’s consolidated balance sheet.

INTERNATIONAL COAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

(9)	Employee Benefits

Postretirement Benefits

The following table details the components of the net periodic benefit cost for postretirement benefits other than pensions for the three months ended March 31, 2011 and 2010.

	Three Months Ended
	March 31,
	2011	2010

Net periodic benefit cost:
Service cost	$1,091	$831
Interest cost	648	432
Amortization of actuarial loss and prior service cost	250	28

Benefit cost	$1,989	$1,291

The plan is unfunded; therefore, no contributions were made by the Company for the three months ended March 31, 2011 and 2010.

Black Lung Benefits

The following table details the components of the net periodic benefit cost for black lung benefits for the three months ended March 31, 2011 and 2010.

	Three Months Ended
	March 31,
	2011	2010

Net periodic benefit cost:
Service cost	$629	$611
Interest cost	362	389
Amortization of actuarial gain	(78)	(35)

Benefit cost	$913	$965

The plan is unfunded; therefore, no contributions were made by the Company for the three months ended March 31, 2011 and 2010.

In March 2010, the Patient Protection and Affordable Care Act (“PPACA”) and the Health Care and Education Reconciliation Act (“HCERA” or, collectively with PPACA, the “Health Care Reform Act”) were enacted into law. The Health Care Reform Act is a comprehensive health care reform act that, among other things, amended previous legislation related to coal workers’ pneumoconiosis (black lung), providing an automatic extension of awarded lifetime benefits to surviving spouses and providing changes to the legal criteria used to assess and award claims. These new provisions of the Health Care Reform Act may increase the number of future claims that are awarded benefits. The Company does not have sufficient claims experience since the Health Care Reform Act was passed to estimate the impact on its March 31, 2011 black lung liability of the potential increase in the number of future claims that are awarded benefits. An increase in benefits awarded could have a material impact on the Company’s financial position, results of operations or cash flows.

INTERNATIONAL COAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

(10)	Other Comprehensive Loss

Other comprehensive loss for the three months ended March 31, 2011 and 2010 was as follows:

	Three Months Ended
	March 31,
	2011	2010

Net loss attributable to International Coal Group, Inc.	$(6,318)	$(8,852)
Amortization of postretirement benefit obligation, net of tax of $95 and $21 for the three months ended March 31, 2011 and 2010, respectively	155	7
Amortization of black lung obligation, net of tax of $29 and $13 for the three months ended March 31, 2011 and 2010, respectively	(49)	(22)

Comprehensive loss	$(6,212)	$(8,867)

(11)	Earnings Per Share

Basic earnings per share is computed by dividing net income or loss available to common shareholders by the weighted-average number of common shares outstanding during the period, excluding restricted common stock subject to continuing vesting requirements. Diluted earnings per share is calculated based on the weighted-average number of common shares outstanding during the period and, when dilutive, potential common shares from the exercise of stock options, restricted common stock subject to continuing vesting requirements, restricted stock units and convertible debt, pursuant to the treasury stock method.

Reconciliations of weighted-average shares outstanding used to compute basic and diluted earnings per share for the three months ended March 31, 2011 and 2010 are as follows:

	Three Months Ended
	March 31,
	2011	2010

Net loss attributable to International Coal Group, Inc.	$(6,318)	$(8,852)

Weighted-average common shares outstanding — basic	202,699,052	181,382,766
Incremental shares arising from:
Stock options	—	—
Restricted stock	—	—
Restricted share units	—	—
Convertible notes	—	—

Weighted-average common shares outstanding — diluted	202,699,052	181,382,766

Earnings Per Share:
Basic	$(0.03)	$(0.05)
Diluted	$(0.03)	$(0.05)

Options to purchase 6,364,078 shares of common stock and 1,410,154 shares of restricted common stock outstanding at March 31, 2011 have been excluded from the computation of diluted earnings per share for the three months ended March 31, 2011 because their effect would have been anti-dilutive. Options to purchase 5,839,160 shares of common stock and 1,439,521 shares of restricted common stock outstanding at March 31,

INTERNATIONAL COAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

2010 have been excluded from the computation of diluted earnings per share for the three months ended March 31, 2010 because their effect would have been anti-dilutive.

Upon conversion, the Company currently intends to settle the principal amount of the 2017 Convertible Notes in cash and amounts above the principal amount, if any, will be settled with shares of the Company’s common stock or, at the Company’s option, cash. The principal amount of the 2012 Convertible Notes is payable in cash and amounts above the principal amount, if any, will be settled with shares of the Company’s common stock or, at the Company’s option, cash.

(12)	Fair Value of Financial Instruments

The estimated fair values of the Company’s financial instruments are determined based on relevant market information. These estimates involve uncertainty and cannot be determined with precision. The following methods and assumptions were used to estimate the fair value of each class of financial instrument.

Cash and Cash Equivalents, Accounts Receivable, Accounts Payable, Short-Term Debt and Other Current Liabilities — The carrying amounts approximate the fair value due to the short maturity of these instruments.

Long-term Debt — The fair value of the convertible notes and senior notes were based upon their respective values in active markets or the Company’s best estimate using market information. The fair value of the aggregate principal amounts outstanding as of March 31, 2011 and December 31, 2010 are as follows:

	March 31, 2011		December 31, 2010
	Principal		Principal
	Outstanding	Fair Value	Outstanding	Fair Value

9.125% Senior Notes, due 2018	$200,000	$227,000	$200,000	$216,000
4.00% Convertible Senior Notes, due 2017	115,000	242,018	115,000	175,168
9.00% Convertible Senior Notes, due 2012	731	1,378	731	987

The carrying value of the Company’s capital lease obligation and other debt approximate fair value at March 31, 2011 and December 31, 2010.

(13)	Commitments and Contingencies

Legal Matters— On August 23, 2006, a survivor of the Sago mine accident, Randal McCloy, filed a complaint in the Kanawha Circuit Court in Kanawha County, West Virginia. The claims brought by Randal McCloy and his family against the Company and certain of its subsidiaries, and against W.L. Ross & Co., and Wilbur L. Ross, Jr., individually, were dismissed on February 14, 2008, after the parties reached a confidential settlement. Sixteen other complaints have been filed in Kanawha Circuit Court by the representatives of many of the miners who died in the Sago mine accident, and several of these plaintiffs have filed amended complaints to expand the group of defendants in the cases. The complaints allege various causes of action against the Company and its subsidiary, Wolf Run Mining Company, one of its shareholders, W.L. Ross & Co., and Wilbur L. Ross, Jr., individually, related to the accident and seek compensatory and punitive damages. In addition, the plaintiffs also allege causes of action against other third parties, including claims against the manufacturer of Omega block seals used to seal the area where the explosion occurred and against the manufacturer of self-contained self-rescuer (“SCSR”) devices worn by the miners at the Sago mine. Some of these third parties have been dismissed from the actions upon settlement. The amended complaints add other of the Company’s subsidiaries to the cases, including ICG, Inc., ICG, LLC and Hunter Ridge Coal Company, unnamed parent, subsidiary and affiliate companies of the Company, W.L. Ross & Co., and Wilbur L. Ross, Jr., and other third parties, including a provider of electrical services and a supplier of components used in the SCSR devices. The Company has not accrued any liability for the remaining claims pending

INTERNATIONAL COAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

because it believes that it has good factual and legal defenses to the asserted claims and that, while it is possible that liability may be determined against the Company, it is not reasonably probable, and an estimate of damages, if the Company were to be found liable, cannot be made at this time. The Company believes that it is appropriately insured for these and other potential claims, and has fully paid its deductible applicable to its insurance policies. In addition to the dismissal of the McCloy claim, the Company has settled and dismissed five other actions. These settlements required the release of the Company, its subsidiaries, W.L. Ross & Co., and Wilbur L. Ross, Jr. The Company intends to vigorously defend itself against the remaining complaints. The court has scheduled the matter for trial beginning on April 16, 2012.

Allegheny Energy Supply (“Allegheny”), the sole customer of coal produced at the Company’s subsidiary Wolf Run Mining Company’s (“Wolf Run”) Sycamore No. 2 mine, filed a lawsuit against Wolf Run, Hunter Ridge Holdings, Inc. (“Hunter Ridge”), and the Company in state court in Allegheny County, Pennsylvania on December 28, 2006, and amended its complaint on April 23, 2007. Allegheny claimed that Wolf Run breached a coal supply contract when it declared force majeure under the contract upon idling the Sycamore No. 2 mine in the third quarter of 2006, and that Wolf Run continued to breach the contract by failing to ship in volumes referenced in the contract. The Sycamore No. 2 mine was idled after encountering adverse geologic conditions and abandoned gas wells that were previously unidentified and unmapped. After extensive searching for gas wells and rehabilitation of the mine, it was re-opened in 2007, but with notice to Allegheny that it would necessarily operate at reduced volumes in order to safely and effectively avoid the many gas wells within the reserve. The amended complaint also alleged that the production stoppages constitute a breach of the guarantee agreement by Hunter Ridge and breach of certain representations made upon entering into the contract in early 2005. Allegheny voluntarily dropped the breach of representation claims later. Allegheny claimed that it will incur costs in excess of $100,000 to purchase replacement coal over the life of the contract. The Company, Wolf Run and Hunter Ridge answered the amended complaint on August 13, 2007, disputing all of the remaining claims. On November 3, 2008, the Company, Wolf Run and Hunter Ridge filed an amended answer and counterclaim against the plaintiffs seeking to void the coal supply agreement due to, among other things, fraudulent inducement and conspiracy. On September 23, 2009, Allegheny filed a second amended complaint alleging several alternative theories of liability in its effort to extend contractual liability to the Company, which was not a party to the original contract and did not exist at the time Wolf Run and Allegheny entered into the contract. No new substantive claims were asserted. The Company answered the second amended complaint on October 13, 2009, denying all of the new claims. The Company’s counterclaim was dismissed on motion for summary judgment entered on May 11, 2010. Allegheny’s claims against International Coal Group, Inc. were also dismissed by summary judgment, but the claims against Wolf Run and Hunter Ridge were not. The court conducted a non-jury trial of this matter beginning on January 10, 2011 and concluding on February 1, 2011. At the trial, Allegheny presented its evidence for breach of contract and claimed that it is entitled to past and future damages in the aggregate of between $228,000 and $377,000. Wolf Run and Hunter Ridge presented their defense of the claims, including evidence with respect to the existence of force majeure conditions and excuse under the contract and applicable law. Wolf Run and Hunter Ridge presented evidence that Allegheny’s damages calculations were significantly inflated because it did not seek to determine cover as of the time of the breach and in some instances artificially assumed future non-delivery or did not take into account the apparent requirement to supply coal in the future. On May 2, 2011, the trial court entered a Memorandum and Verdict determining that Wolf Run had breached the coal supply contract and that the performance shortfall was not excused by force majeure. The trial court awarded total damages and interest in the amount of $104,104. The Company expects to pursue motions for reconsideration and other post-verdict motions in the trial court, after which the Company expects to appeal to the Pennsylvania appellate court, if necessary. No appeal bond is necessary while post-verdict motions are pending with the trial court, but an appeal bond equal to the damages assessed many have to be posted in the future. The verdict is not expected to adversely impact the merger transaction with Arch Coal, Inc.

Although the verdict provides damages of $104,104, the Company has accrued $40,000 as of March 31, 2011 because the Company believes that it has meritorious factual and legal bases for reversal or revision of substantial

INTERNATIONAL COAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

portions of the trial court decision. The ultimate resolution of this matter could result in an outcome which may be materially different than what the Company has accrued.

On January 7, 2008, Saratoga Advantage Trust (“Saratoga”) filed a class action lawsuit in the U.S. District Court for the Southern District of West Virginia against the Company and certain of its officers and directors seeking unspecified damages. The complaint asserts claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, and Rule 10b-5 promulgated thereunder, based on alleged false and misleading statements in the registration statements filed in connection with the Company’s November 2005 reorganization and December 2005 public offering of common stock. In addition, the complaint challenges other of the Company’s public statements regarding its operating condition and safety record. On July 6, 2009, Saratoga filed an amended complaint asserting essentially the same claims but seeking to add an individual co-plaintiff. The Company has filed a motion to dismiss the amended complaint. The Company has not accrued any liability for the claims pending because it believes that it has good factual and legal defenses to the asserted claims and that an estimate of damages, if the Company were to be found liable, cannot be made at this time. The Company intends to vigorously defend the action.

On June 11, 2010, the West Virginia Department of Environmental Protection (“WVDEP”) filed suit against ICG Eastern, LLC (“ICG Eastern”) alleging violations of the West Virginia Water Pollution Control/National Pollutant Discharge Elimination System (“WVNPDES”) and Surface Mine Permits for ICG Eastern’s Birch River surface mine. The WVDEP alleges that ICG Eastern has failed to fully comply with the effluent limits for aluminum, manganese, pH, iron and selenium contained in its WVNPDES permit. The complaint further alleges that violations of the WVNPDES permit effluent limits have caused violations of water quality standards for the same parameters in the streams receiving the discharges from this mine. The WVDEP also alleges that violations of the effluent limits in the WVNPDES permits are also violations of the regulations governing surface mining in West Virginia. ICG Eastern and the WVDEP executed a settlement agreement that will require ICG Eastern to pay a monetary penalty of $229 and accept the imposition of a compliance schedule related to selenium and other water quality parameters. The settlement agreement was submitted to the Webster County Circuit Court on December 30, 2010, was made available for public comment by the WVDEP and was thereafter entered by the court on April 18, 2011. The settlement agreement resolves all of the WVDEP’s claims in the suit, with the exception of certain alleged selenium effluent limit violations beginning after April 5, 2010 that are currently the subject of both administrative appeal board and state circuit court stays. The WVDEP has reserved its claims as to these alleged violations for its further consideration. The Company has fully reserved the expected liability for this case.

The Sierra Club et al, on March 23, 2011, filed a complaint against ICG Eastern in the United States District Court for the Northern District of West Virginia alleging violations of the Federal Water Pollution Control Act (the “Clean Water Act”) and the Surface Mining Control and Reclamation Act at ICG Eastern’s Birch River surface mine. Specifically, the complaint alleges that ICG Eastern is discharging selenium in concentrations that violate ICG Eastern’s WVNPDES Permit and that the WVDEP has failed to diligently prosecute the violations. ICG Eastern filed a motion to dismiss on April 25, 2011, arguing that the Webster County Circuit Court’s approval of the settlement agreement between it and the WVDEP precludes the action in federal court. The motion to dismiss is pending before the court.

The Sierra Club, on December 3, 2010, filed a Notice of Intent (“NOI”) to sue ICG Hazard, LLC (“Hazard”) alleging violations of the Clean Water Act and the Surface Mining Control and Reclamation Act of 1977 at Hazard’s Thunder Ridge surface mine. The NOI, which was supplemented by a revised filing on February 24, 2011, claims that Hazard is discharging selenium and contributing to conductivity levels in the receiving streams in violation of state and federal regulations. The Company disputes that allegation and intends to vigorously defend against any lawsuit that may result.

On December 3, 2010, the Kentucky Energy and Environment Cabinet (“Cabinet”) filed suit against ICG Hazard, LLC, ICG Knott County, LLC, ICG East Kentucky, LLC and Powell Mountain Energy, LLC (collectively, “KY Operations”) alleging that the KY Operations failed to comply with the terms and conditions of the Kentucky

INTERNATIONAL COAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

Pollutant Discharge Elimination System (“KPDES”) permits issued by the Cabinet’s Division of Water to the KY Operations. Among the claims lodged by the Cabinet were allegations that contract water monitoring laboratories retained by the KY Operations did not adhere to the practices and procedures required for conducting KPDES monitoring, the contract laboratories failed to properly document and maintain records of the monitoring and the KY Operations submitted quarterly Discharge Monitoring Reports that sometimes contained inaccurate, incomplete and erroneous information. The KY Operations and the Cabinet entered a proposed Consent Judgment contemporaneously with the filing of the complaint that, if approved by the Franklin County (KY) Circuit Court, will require the KY Operations to pay a monetary penalty of $350, to prepare and implement a Corrective Action Plan that corrects the deficiencies in the respective KPDES monitoring programs, to identify the responsible corporate officers for each KPDES permit and to provide specific detailed information in support of the Discharge Monitoring Reports to be filed for the fourth quarter 2010 and first quarter 2011. Final resolution of this matter is pending approval by the Court. On February 11, 2011, the Court entered an order allowing certain anti-mining groups to intervene in the action to contest the validity of the Consent Judgment. The hearing on the entry of the Consent Judgment is scheduled to be held on June 14, 2011. The Company has fully reserved the proposed penalty.

In addition, from time to time, the Company is involved in legal proceedings arising in the ordinary course of business. These proceedings include assessments of penalties for citations and orders asserted by the Mine Safety and Health Administration and other regulatory agencies, none of which are expected by management to, individually or in the aggregate, have a material adverse effect on the Company. In the opinion of management, the Company has recorded adequate reserves for liabilities arising in the ordinary course and it is management’s belief there is no individual case or group of related cases pending that is likely to have a material adverse effect on the Company’s financial condition, results of operations or cash flows.

(14)	Related Party Transactions and Balances

Under an Advisory Services Agreement dated as of October 1, 2004 between the Company and WLR, WLR has agreed to provide advisory services to the Company (consisting of consulting and advisory services in connection with strategic and financial planning, investment management and administration and other matters relating to the business and operation of the Company of a type customarily provided by sponsors of U.S. private equity firms to companies in which they have substantial investments, including any consulting or advisory services which the Board of Directors reasonably requests). WLR is paid a quarterly fee of $500 and reimbursed for any reasonable out-of-pocket expenses (including expenses of third-party advisors retained by WLR). The agreement is for a period of seven years; however, it may be terminated upon the occurrence of certain events.

(15)	Segment Information

The Company extracts, processes and markets steam and metallurgical coal from deep and surface mines for sale to electric utilities and industrial customers, primarily in the eastern United States. The Company operates only in the United States with mines in the Central Appalachian, Northern Appalachian and Illinois Basin regions. The Company has three reportable business segments: Central Appalachian, Northern Appalachian and Illinois Basin. The Company’s Central Appalachian operations are located in southern West Virginia, eastern Kentucky and western Virginia and include eight mining complexes. The Company’s Northern Appalachian operations are located in northern West Virginia and Maryland and include four mining complexes. The Company’s Illinois Basin operations include one mining complex. The Company also has an Ancillary category, which includes the Company’s corporate overhead, equipment and parts sales, contract highwall mining services and land activities.

INTERNATIONAL COAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

Reportable segment results from continuing operations for the three months ended March 31, 2011 and 2010 and segment assets as of March 31, 2011 and 2010 were as follows:

	Central	Northern	Illinois
Three months ended March 31, 2011:	Appalachian	Appalachian	Basin	Ancillary	Consolidated

Revenue	$183,393	$85,029	$27,441	$6,126	$301,989
Adjusted EBITDA	44,326	25,131	7,274	(11,629)	65,102
Depreciation, depletion and amortization	16,681	5,420	2,403	1,152	25,656
Capital expenditures	19,060	15,555	4,929	1,664	41,208
Total assets	710,065	240,958	72,304	471,682	1,495,009

	Central	Northern	Illinois
Three months ended March 31, 2010:	Appalachian	Appalachian	Basin	Ancillary	Consolidated

Revenue	$184,765	$65,367	$26,092	$12,370	$288,594
Adjusted EBITDA	39,436	7,946	4,747	(5,262)	46,867
Depreciation, depletion and amortization	17,552	5,269	2,548	1,028	26,397
Capital expenditures	9,538	3,510	3,400	126	16,574
Total assets	727,649	188,324	55,918	612,692	1,584,583

Revenue in the Ancillary category consists primarily of $4,897 and $3,499 relating to contract highwall mining activities for the three months ended March 31, 2011 and 2010, respectively, and $7,624 relating to brokered coal sales for the three months ended March 31, 2010. There were no brokered coal sales for the three months ended March 31, 2011. Capital expenditures include non-cash amounts of $25,983 and $13,355 for the three months ended March 31, 2011 and 2010, respectively. Capital expenditures do not include $15,881 and $17,416 paid during the three months ended March 31, 2011 and 2010, respectively, related to capital expenditures accrued in prior periods.

Adjusted EBITDA represents earnings before deducting interest, income taxes, depreciation, depletion, amortization, the legal reserve for the Allegheny lawsuit, loss on extinguishment of debt and noncontrolling interest. Adjusted EBITDA is presented because it is an important supplemental measure of the Company’s performance used by the Company’s chief operating decision maker.

Reconciliation of net loss attributable to International Coal Group, Inc. to Adjusted EBITDA for the three months ended March 31, 2011 and 2010 is as follows:

	Three Months Ended
	March 31,
	2011	2010

Net loss attributable to International Coal Group, Inc.	$(6,318)	$(8,852)
Depreciation, depletion and amortization	25,656	26,397
Interest expense, net	8,110	13,300
Income tax benefit	(2,357)	(5,965)
Legal reserve for the Allegheny lawsuit	40,000	—
Loss on extinguishment of debt	—	21,987
Noncontrolling interest	11	—

Adjusted EBITDA	$65,102	$46,867

INTERNATIONAL COAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

(16)	Supplementary Guarantor Information

International Coal Group, Inc. (the “Parent Company”) issued its 2012 Convertible Notes in July 2007 and issued its 2018 Senior Notes and 2017 Convertible Notes (together with the 2012 Convertible Notes and the 2018 Senior Notes, the “Notes”) in March 2010.

The Parent Company has no independent assets or operations other than those related to the issuance, administration and repayment of the Notes. All subsidiaries of the Parent Company (the “Guarantors”), except for a minor non-guarantor joint venture, have fully and unconditionally guaranteed the Notes on a joint and several basis. The Guarantors are 100% owned, directly or indirectly, by the Parent Company. Accordingly, condensed consolidating financial information for the Parent Company and the Guarantors is not presented.

The Notes are senior obligations of the Parent Company and are guaranteed on a senior basis by the Guarantors and rank senior in right of payment to the Parent Company’s and Guarantors’ future subordinated indebtedness. Obligations under the ABL Loan Facility are secured on a first-priority basis and obligations under the 2018 Senior Notes are secured on a second-priority basis by substantially all of the assets of the Parent Company and the Guarantors. As a result, the 2012 Convertible Notes and 2017 Convertible Notes are effectively subordinated to amounts borrowed under the ABL Loan Facility and the 2018 Senior Notes. Other than for corporate-related purposes or interest payments required by the Notes, the ABL Loan Facility restricts the Guarantors’ abilities to make loans or pay dividends to the Parent Company in excess of $25,000 per year (or at all upon an event of default) and restricts the ability of the Parent Company to pay dividends. Therefore, all but $25,000 of the Parent Company’s subsidiaries’ assets are restricted assets.

The Parent Company and Guarantors are subject to certain covenants under the indenture for the 2018 Senior Notes. Under these covenants, the Parent Company and Guarantors are, among other things, subject to limitations on the incurrence of additional indebtedness, payment of dividends and the incurrence of liens; however, the indenture contains no restrictions on the ability of the Guarantors to pay dividends or make payments to the Parent Company.

The obligations of the Guarantors are limited to the maximum amount permitted under bankruptcy law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law respecting fraudulent conveyance or fraudulent transfer.

(17)	Subsequent Events

On May 2, 2011, the Company and Arch Coal, Inc. (“Arch”) entered into a definitive Agreement and Plan of Merger (the “Agreement”) under which Arch will acquire all of the outstanding shares of the Company’s Common Stock for $14.60 per share, in an all-cash transaction valued at $3,400,000. The Agreement is subject to customary closing conditions and is expected to close in the second quarter of 2011.